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                                                                    EXHIBIT 23.1


                             ARTHUR ANDERSEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1999 (except with respect to certain information contained in Note 15 for which the date is March 4, 1999) included in Level One Communications, Incorporated's Form 10-K for the year ended December 27, 1998 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Sacramento, California
August 10, 1999